SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)


                       August 22, 1995 (August 10, 1995)


                                 MERCOM, INC.
            (Exact name of registrant as specified in its charter)

             Delaware             0-17750              38-2728175
   (State or other jurisdiction (Commission          (IRS Employer
        of incorporation)       File Number)      Identification No.)


                   105 Carnegie Center, Princeton, NJ  08540
              (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
                                (609) 734-3700


                                      N/A
        (Former name or former address, if changed since last report).


ITEM 1.     Changes in Control of Registrant

         On July 13, 1995, the Company commenced a rights offering (the
"Rights Offering") of 2,393,530 shares of its common stock, par value $1.00 per share (the "Common Stock"). Immediately prior to the Rights Offering, C-TEC Corporation, a Pennsylvania corporation ("C-TEC"), owned 1,044,194 shares of Common Stock (representing approximately 43.63% of the shares of Common Stock then outstanding) through its wholly owned subsidiary, C-TEC Properties, Inc., a Delaware corporation ("Properties"). On July 13, 1995, C-TEC and the Company entered into a Rights Exercise Agreement (the "Rights Exercise Agreement") in which C-TEC agreed, subject to the terms and conditions set forth therein, to cause Properties to exercise all of the rights it received in the Rights Offering and to "oversubscribe" for all other available shares of Common Stock being offered for sale in the Rights Offering.

         On August 10, 1995, pursuant to the Rights Exercise Agreement, Properties exercised the rights it received and oversubscribed for all other available shares of Common Stock being offered. Properties purchased a total of 1,920,056 shares of Common Stock in the Rights Offering (including 875,862 shares allocated to it in respect of its oversubscription) for an aggregate consideration of $6,912,201.60. These purchases were funded through internally generated funds of C-TEC. Following such purchase, C-TEC beneficially owns, as of the date of this Report on Form 8-K, an aggregate of 2,964,250 shares of Common Stock (including shares purchased prior to the Rights Offering), representing 61.92% of the outstanding Common Stock of the Company.


ITEM 5.     Other Events

         On August 10, 1995 the Company completed the Rights Offering of 2,393,530 shares of its Common Stock. Shareholders of record at the close of business on July 20, 1995 received one right for every share of Common Stock held. Rights holders were permitted to purchase one share of Common Stock for each right held at a subscription price of $3.60 in cash per share. Each right also carried the right to "oversubscribe" for shares of Common Stock that were not otherwise purchased pursuant to the exercise of rights. The Rights Offering was fully subscribed for by the Company's shareholders.

         Net proceeds from the Rights Offering, after deducting issuance costs, were approximately $8.1 million. The Company used such net proceeds to repay approximately $5.1 million of outstanding indebtedness to Morgan Guaranty Trust Company of New York ("Morgan Guaranty") under an Amended Credit Agreement (defined below) and to repay approximately $2.3 million of outstanding indebtedness to C-TEC under demand notes held by C-TEC. The remaining proceeds will be used for general corporate purposes including capital expenditures.

         The text of the press release issued by the Company upon completion of the Rights Offering is set forth as Exhibit 99.1 and is incorporated herein by reference.

         The Company and Morgan Guaranty were parties to a Credit Agreement dated November 26, 1989 (as amended in April 1990, and December 1992, 1993, 1994 and March 1995) (as amended through March 1995, the "Credit Agreement"). On June 13, 1995 the Company and Morgan Guaranty signed a Commitment Letter which contemplated amendment of the Credit Agreement. Such Commitment Letter was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 1995. On August 16, 1995, the Company and Morgan Guaranty amended and restated the Credit Agreement effective as of August 18, 1995 (as amended and restated, the "Amended and Restated Credit Agreement"). Set forth below is a summary of certain amendments to the Credit Agreement that resulted from the effectiveness of the Amended and Restated Credit Agreement and certain related transactions. Such summary is not necessarily complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is included herewith as Exhibit 10.1 and is incorporated herein by reference:

         The Amended and Restated Credit Agreement consists of: (i) a 7.5-year amortizing term loan of approximately $24,692,667 with a final maturity of December 31, 2002 (the "Term Loan"); and (ii) a 364-day revolving credit facility of $2,000,000 maturing on August 14, 1996 (the "364-Day Facility"). In connection with the effectiveness of the Amended and Restated Credit Agreement, outstanding indebtedness of $5,000,000 evidenced by a demand note held by Morgan Guaranty was refinanced by canceling such note and increasing the amount outstanding under the Term Loan by $5,000,000 from $19,692,667 to $24,692,667.

         On August 18, 1995, the Company repaid $5,070,025 of the Term Loan. The Company is required to repay the remaining indebtedness under the Term Loan of $19,622,642 in equal quarterly installments aggregating the following amounts for the following years:

         Year                      Aggregate
----------------------           --------------
                                     Amount
                                 --------------

         1995               $      692,667(1)
         1996               $    1,500,000
         1997               $    1,750,000
         1998               $    2,100,000
         1999               $    2,600,000
         2000               $    3,750,000
         2001               $    4,300,000
         2002               $    2,929,975

___________________________
This amount consists of: (i) $346,333 to be paid on September 30 and (ii) $346,334 to be paid on December 31.

         Under the Amended and Restated Credit Agreement, the Company is required to make prepayments (first to the Term Loan) from the following sources: (i) 25% of the net proceeds of any future equity offerings (excluding equity placements, if any, with C-TEC); (ii) 100% of the net proceeds of any debt offerings; (iii) 75% of the net cash proceeds of any permitted asset sales; and (iv) 75% of certain excess cash generated by the Company.

         The Company has previously pledged the common stock of its operating subsidiaries to secure its obligations under the Credit Agreement. Such pledge continues and secures the obligations under both the Term Loan and the 364-Day Facility. The Company has supplemented this pledge by granting to Morgan Guaranty a first lien on certain assets of the Company and its subsidiaries including certain inventory, equipment and receivables.


Item 7.     Exhibits

(c)  Exhibits

2.1 Rights Exercise Agreement dated July 13, 1995 between Mercom, Inc. and C-Tec Corporation (incorporated by reference to Exhibit 1 to Mercom, Inc.'s Registration Statement on Form S-3, as amended, as filed with the Commission on July 13, 1995).

10.1 Amended and Restated Credit Agreement dated August 16, 1995 between Mercom, Inc. and Morgan Guaranty Trust Company of New York.

99.1 Press Release of Mercom, Inc. dated as of August 10, 1995 announcing expiration of the Rights Offering.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MERCOM, INC.


                                 By: /s/  Raymond B. Ostroski
                                     ------------------------
                                 Name:    Raymond B. Ostroski
                                 Title:   Executive Vice
                                           President and
                                           General Counsel

Date:  August 22, 1995